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                                                                    EXHIBIT 99.2


                                 REVOCABLE PROXY


                           CHARTER ONE FINANCIAL, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                                _______ __, 1998


         The undersigned hereby appoints the Board of Directors of Charter One Financial, Inc. ("Charter One"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Charter One which the undersigned is entitled to vote at Charter One's Special Meeting of Stockholders (the "Meeting"), to be held on ________, _______ __, 1998, at ___________________________________________,
located at __________________, ___________, Ohio at __:__ _.m., local time, and at any and all adjournments and postponements thereof, as follows:

1. The approval of the issuance of shares of Charter One common stock, which includes shares to be reserved for issuance in connection with the conversion of certain ALBANK Financial Corporation ("ALBANK") stock options into Charter One stock options (the "Charter One Share Issuance"), in connection with the Agreement and Plan of Merger, dated as of June 15, 1998, by and between Charter One, Charter-Michigan Bancorp, Inc. and ALBANK.


                     FOR [ ]       AGAINST [ ]         ABSTAIN [ ]

2. The adoption of an amendment to the Charter One Second Restated and Amended Certificate of Incorporation increasing the authorized number of shares of common stock from 180,000,000 to 360,000,000.

                     FOR [ ]       AGAINST [ ]         ABSTAIN [ ]


3.       The approval of the Charter One Top Executive Incentive Goal
         Achievement Plan.


                     FOR [ ]       AGAINST [ ]         ABSTAIN [ ]

         In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

                 The Board of Directors recommends a vote "FOR"
                      each of the proposals listed above.



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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER
BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Charter One at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Charter One at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from Charter One, prior to the execution of this proxy, of Notice of the Meeting and a Joint Proxy Statement/Prospectus.




Dated:
      ---------------------               ------------------------------------
                                          PRINT NAME OF STOCKHOLDER



                                          ------------------------------------
                                          SIGNATURE OF STOCKHOLDER



                                          ------------------------------------
                                          PRINT NAME OF STOCKHOLDER



                                          ------------------------------------
                                          SIGNATURE OF STOCKHOLDER

                                          Please sign exactly as your name
                                          appears on this card. When signing
                                          as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give your full title. If
                                          shares are held jointly, each
                                          holder should sign.



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          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE

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